THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES, ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND REGULATIONS.  THEY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION.

THESE SECURITIES WILL CONSTITUTE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933.  ACCORDINGLY, THEY WILL NOT BE READILY TRANSFERABLE, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

CONFIDENTIAL
PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

(Accredited Investors)

THIS CONFIDENTIAL PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (the “Agreement”) is made this ___ day of ____________, 2006, by and between Mexoro Minerals Ltd. (the "Company"), a Colorado corporation with an address at 609 Granville Street, Suite 808,  Vancouver, British Columbia, Canada V7Y 1G5, and each purchaser identified on the signature pages to this Agreement (each a “Purchaser” and collectively, the “Purchasers”).

Purchase of Units

1.

Subscription

1.1

The undersigned Purchasers (each a “Purchaser”) hereby irrevocably subscribe for and agree to purchase from the Company, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, the number of Units (each a "Unit"), at the price of US $1.00 per Unit (the "Subscription Proceeds") set forth opposite the name and signature of the Purchaser on a counterpart signature page to this Agreement (such subscription and agreement to purchase being the "Subscription").

1.2

Each Unit will consist of:

(a)

Two shares of the Company’s common stock; and

(b)

One Warrant to purchase an additional share of the Company’s common stock at a price of $1.00 per share (the “Warrant,” a copy of which is attached as Exhibit B).  Subject to adjustment in accordance with its terms, the Warrant shall be exercisable at $1.00 per share and shall expire on December 31, 2007.

The Units, Shares, Warrants and Warrant Shares may hereinafter be referred to as the “Securities”.

1.3

Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company.  The Purchaser acknowledges that the offering of the Units (the "Offering") contemplated hereby is part of a private placement of up to US $1,000,000, to be conducted on a “best efforts” basis.  All funds from this subscription which are accepted by the Company shall be immediately available for use by the Company, and there is no assurance that the Company will receive subscriptions for the full amount being offered.

1.4

Subject to the terms and conditions set forth in Section  of this Agreement, the Company agrees to use commercially reasonable efforts to file, on or before the date (the “Filing Date”) that is ninety (90) days after the Closing Date, a registration statement on Form SB-2 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”), to register the Shares, the shares of common stock issuable upon the exercise of the Warrants, and the shares of common stock held by or issuable upon exercise of any derivative securities issued to the placement agents of this Agreement for resale pursuant to the Securities Act of 1933, as amended (the “1933 Act”).

2.

Payment

2.1

Each Purchaser acknowledges and agrees that, subject to applicable law, its commitment to purchase Units hereunder is and shall be irrevocable upon delivery of the Subscription Proceeds and an executed counterpart original of this Subscription Agreement to the Company or its agents.  The Subscription Proceeds must accompany or precede this Subscription Agreement and shall be paid to the Company by wire transfer to the following account:

Account Name:                     Mexoro Minerals Ltd.

Transit Number:                    10500

Institution Number:               016

Account Number:                  285063 070

Institution Name:                  HSBC Bank Canada

Institution Address:              1577 Lonsdale Avenue

                                              North Vancouver, BC

                                              V7M 2J2

                                               Canada

                                               Telephone: 604-903-7000

Swift Code:                            HKBCCATT

2.2

Each Purchaser acknowledges and agrees that this Subscription Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be held by the Company.  In the event that this Subscription Agreement is not accepted by the Company for whatever reason, which the Company expressly reserves the right to do, within 30 days of the delivery of an executed Subscription Agreement by the Purchaser, this Subscription Agreement, the Subscription Proceeds (without interest thereon) and any other documents delivered in connection herewith will be returned to the Purchaser at the address of the Purchaser as set forth in this Subscription Agreement.  If this Subscription Agreement is accepted by the Company, the Company is entitled to treat the Subscription Proceeds as an interest free loan to the Company until such time as the Subscription is accepted.

3.

Deliveries at or Prior to Closing

3.1

Prior to acceptance of this Subscription Agreement by the Company, each Purchaser must complete, sign and return to the Company an executed original of this Subscription Agreement and wire transfer the Subscription Proceeds to the Company to the account described in Section , above.

3.2

Each Purchaser shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities or by applicable law.

3.3

At the Closing, the Company shall deliver to each Purchaser the following:

(a)

a counterpart original of this Subscription Agreement, duly executed by an authorized signatory of the Company;

(b)

a copy of a reservation order directed to the Transfer Agent directing that the Transfer Agent reserve for issuance one Warrant Share for each Unit subscribed for by the Purchaser pursuant to this Subscription Agreement;

(c)

a warrant certificate for a number of Warrants equal to one Warrant for each Unit subscribed for by the Purchaser pursuant to this Subscription Agreement; and

(d)

a stock certificate for a number of Shares of the Company’s common stock equal to two Shares for each Unit subscribed for by the Purchaser pursuant to this Subscription Agreement.

4.

Closing

4.1

Completion of the transactions contemplated in this Subscription Agreement (the "Closing") shall occur on or before April 30, 2006, or on such other date as may be determined by the Company (the "Closing Date").

4.2

The Company may, at its discretion, elect to close the Offering in one or more closings, in which event the Company may agree with one or more of the Purchasers (including the Purchaser hereunder) to complete delivery of the Securities to such Purchaser(s) against payment therefor at any time on or prior to the Closing Date.

5.

Conditions to Closing

5.1

Upon acceptance of this Subscription Agreement, the obligations of the Company to Close on the Closing Date are subject to the following conditions:

(a)

that all of the representations and warranties of the Purchaser made in this Subscription Agreement are accurate in all material respects when made and on the Closing Date;

(b)

that all of the obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(c)

that the Company shall have received the Subscription Proceeds.

5.2

The obligations of the Purchaser hereunder to Close on the Closing Date are subject to the following conditions:

(a)

that all of the representations and warranties of the Company made in this Subscription Agreement are accurate in all material respects when made and on the Closing Date;

(b)

that all of the obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(c)

there have been no changes in the Company's business or capitalization between the date of signing this Agreement and the date of Closing.

6.

Acknowledgements of Purchaser

6.1

Each Purchaser acknowledges and agrees that:

(a)

none of the Securities have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States;

(b)

only accredited investors shall be eligible to purchase units;

(c)

except as provided in Section  of this Subscription Agreement, the Purchaser acknowledges that the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act;

(d)

the Company is obligated to pay a finder’s fee or placement fee to the Placement Agent pursuant to a separate agreement between the Placement Agent and the Company, which shall include an amount equal to ten percent (10%) of the proceeds of the Offering and a Warrant on the same terms as the Warrant issued to the Purchasers (i.e., a warrant to purchase shares at $1.00 per share);

(e)

the decision to execute this Subscription Agreement and acquire the Securities hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of the information contained in this Subscription Agreement (the receipt of which is hereby acknowledged) and such other information as the Purchaser may have heretofore requested of, and received from, the Company;

(f)

neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Units;

(g)

there is no government or other insurance covering any of the Securities;

(h)

there are risks associated with an investment in the Securities;

(i)

each Purchaser believes it has received all the information it considers necessary or appropriate for purposes of deciding whether to purchase the Securities.  Each Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Securities and regarding the business, properties, prospects and financial condition of the Company, and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access;

(j)

the Purchaser will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Company in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser to the Company in connection therewith;

(k)

the Company will refuse to register any transfer of the Shares and/or Warrant Shares not made in accordance with the provisions of Regulation D, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable state and federal securities laws;

(l)

the statutory and regulatory basis for the exemption claimed for the offer of the Units, although in technical compliance with Regulation D, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act or any applicable state and federal securities laws;

(m)

the Purchaser is acquiring the Securities pursuant to an exemption from the registration and prospectus requirements of all applicable securities legislation in all jurisdictions relevant to this Subscription, and, as a consequence, the Purchaser will not be entitled to use most of the civil remedies available under applicable securities legislation and the Purchaser will not receive information that would otherwise be required to be provided to the Purchaser pursuant to applicable securities legislation;

(n)

each Purchaser has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Units and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)

any applicable laws of the jurisdiction in which the Purchaser is resident in connection with the distribution of the Units hereunder, and

(ii)

applicable resale restrictions; and

(o)

this Subscription Agreement is not enforceable by the Purchaser unless it has been accepted by the Company, and the Purchaser acknowledges and agrees that the Company reserves the right to reject any subscription for any reason.

7.

Representations, Warranties and Covenants of the Purchaser

7.1

Each Purchaser severally and not jointly hereby represents and warrants to, and covenants with, the Company (which representations, warranties and covenants shall survive the Closing) that:

(a)

it has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required hereby and, if the Purchaser is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on its behalf;

(b)

the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law or regulation applicable to the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

(c)

the Purchaser has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms;

(d)

the Purchaser is an accredited investor, as defined under Regulation D promulgated by the Securities and Exchange Commission ;

(e)

the Purchaser is resident in the jurisdiction set out under the heading "Name and Address of Purchaser" on the signature page of this Subscription Agreement;

(f)

the sale of the Units to the Purchaser as contemplated in this Subscription Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Purchaser;

(g)

the Purchaser is not an underwriter of, or dealer in, the common shares of the Company, nor is the Purchaser participating, pursuant to a contractual agreement or otherwise, in the distribution of the Units;

(h)

the Purchaser (i) is able to fend for itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Units; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(i)

the Purchaser is not aware of any advertisement of any of the Securities and is not acquiring the Units as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(j)

no person has made to the Purchaser any written or oral representations:

(i)

that any person will resell or repurchase any of the Securities;

(ii)

that any person will refund the purchase price of any of the Securities;

(iii)

as to the future price or value of any of the Securities; or

(iv)

that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation system.

(k)

Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(l)

Other than the transaction contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any disposition, including Short Sales (but not including the location and/or reservation of borrowable shares of Common Stock), in the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”).  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

8.

Representations and Warranties of the Company

8.1

The Company acknowledges and agrees that each Purchaser is entitled to rely upon the representations and warranties of the Company contained in this Agreement and further acknowledges that each Purchaser will be relying upon such representations and warranties in purchasing the Shares.

(a)

The Company is duly incorporated, validly existing and in good standing under the laws of the State of Colorado.

(b)

The Company has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(c)

The Company is not in violation or default of any of the provisions of its articles of incorporation or bylaws.  The Company is duly qualified to conduct its business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Subscription Agreement, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Subscription Agreement (any of (i), (ii) or (iii) being hereafter referred to as a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(d)

The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Subscription Agreement and to carry out its obligations hereunder.  The execution and delivery of this Subscription Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further corporate authorization is required by the Company in connection therewith.

(e)

Upon delivery, this Subscription Agreement will have been duly executed by the Company and will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(f)

The execution and delivery of this Subscription Agreement and the performance by the Company of the obligations imposed on it in this Subscription Agreement, including the issuance and sale of the Units, do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other agreement to which the Company is a party or by which any material property or material asset of the Company, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any material property or material asset of the Company is bound, except, in each case, as could not reasonably be expected to result in a Material Adverse Effect.

(g)

The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement, other than (i) filing with the SEC the Registration Statement (and any documents related thereto) on or before the Filing Date, and (ii) promptly responding to any comments that the SEC might have with respect to the Registration Statement.

(h)

The Shares and Warrants are duly authorized and, when issued and paid for in accordance with this Subscription Agreement, will be validly issued as fully paid and non-assessable, free and clear of all liens and encumbrances other than restrictions provided for in this Subscription Agreement and applicable law.  The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued as fully paid and non-assessable, free and clear of all liens and other encumbrances other than restrictions provided for in this Subscription Agreement and applicable laws.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(i)

The Company is authorized to issue 200,000,000 shares of common stock, each with no par value.  As at the date of this Subscription Agreement (prior to taking into account the Reverse Split described in Section 1.5), and without adjustment for issuance of any of the Shares or Warrants, there are 12,799,887 common shares of the Company issued and outstanding.

(j)

No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Subscription Agreement.

(k)

The issue and sale of the Securities will not obligate the Company to issue shares of its common stock or other securities to any person (other than the Purchasers and their designees) and will not result in a right of any holder of the Company’s securities to adjust the exercise, conversion, exchange or reset price under such securities.

(l)

There are no stockholders agreements, voting agreements or similar agreements with respect to the Company’s common stock to which the Company is a party or, to the knowledge of the Company and without independent inquiry, between or among any of the Company’s stockholders.

(m)

There is no action, suit, notice of violation, proceeding or investigation pending against the Company or its property before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of this Subscription Agreement or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

(n)

Except for the Placement Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.  The Purchasers shall have no direct obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Subscription Agreement.

(o)

The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(p)

Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(q)

The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Securities and the transactions contemplated hereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

8.2

As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

9.

Representations and Warranties will be Relied Upon by the Company

9.1

Each Purchaser, severally but not jointly, acknowledges that the representations and warranties contained herein are made by it with the intention that they may be relied upon by the Company and its legal counsel in determining such Purchaser's eligibility to purchase the Units for which it is subscribing under applicable U.S. securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Units under applicable securities legislation.  Each Purchaser further agrees that by accepting delivery of the certificates representing the Securities on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the Closing Date and that they will survive the purchase by the Purchaser of Units and will continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of such Units.

10.

Legending of Subject Securities

10.1

The Purchaser hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT.    THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT  PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT  TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT,  THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

10.2

The Purchaser hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

11.

Registration Rights

11.1

Each Purchaser shall furnish to the Company a signed and completed Notice and Questionnaire in the form attached to this Agreement as Annex A (a “Seller Questionnaire”) upon request.  On the day that is thirty days following the Closing Date, each Purchaser shall furnish to the Company a certificate stating that the information provided in the Seller Questionnaire is accurate as at that date or, if any of the information has changed, providing an update as of that date.  Notwithstanding anything to the contrary contained in this Subscription Agreement, no Purchaser shall be entitled to be named as a selling security holder in the Registration Statement, and no Purchaser shall be entitled to use the prospectus forming a part thereof for offers and resales of Shares or Warrant Shares at any time, unless such Purchaser has returned a properly completed and signed Seller Questionnaire to the Company, and has updated the same, by the deadlines for such responses set forth in this section.  Any Purchaser that has timely submitted and updated a properly completed and signed Seller Questionnaire to the Company may hereinafter be referred to as an “Electing Holder”

11.2

Subject to the terms of this Agreement, the Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, and shall use its best efforts to keep the Registration Statement continuously effective under the 1933 Act until the earliest of (i) the date when all of the Shares and Warrant Shares covered by the Registration Statement have been sold; (ii) the expiration of the period referred to in Rule 144(k) promulgated under the 1933 Act with respect to all of the Shares and Warrant Shares that are held by persons that are not Affiliates of the Company; (iii) two years from the date upon which the Registration Statement is declared effective by the SEC (the “Effective Date”); or (iv) a date when no Shares or Warrant Shares are outstanding (the “Effectiveness Period”).

11.3

Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the Shares and Warrant Shares for the Effectiveness Period; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond as promptly as reasonably possible to any comments received from the SEC with respect to the Registration Statement or any amendment thereto.

11.4

Notwithstanding anything to the contrary contained in this Agreement, the Company may (i) upon written notice to all Electing Holders, postpone having the Registration Statement declared effective for a reasonable period not to exceed 30 days if the Company possesses material non-public information, the disclosure of which would have a material adverse effect on the Company or would impede the consummation of a proposed or pending material business transaction or (ii) suspend the use of the Prospectus for a period not to exceed 15 days in any 30-day period or an aggregate of 30 days in any 12-month period if the Board of Directors of the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company's obligations hereunder), including without limitation the acquisition or divestiture of assets, pending material corporate developments and similar events, it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Electing Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension.

11.5

The Company shall pay all costs of preparing and filing the Registration Statement and the costs of responding to any comments thereon that the SEC might have, but shall not be responsible for any cost incurred by any Purchaser in providing to the Company the information required by the Company for inclusion in the Registration Statement, nor for any costs incurred by the Purchasers in selling any of the Shares or the Warrant Shares.

12.

Indemnification.

12.1

The Company shall indemnify and hold harmless each Purchaser, the officers, directors, agents and employees of each of them, each person who controls any such Purchaser (within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses (collectively, “Losses”), as are incurred, arise out of or that relate to any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any prospectus included in the Registration Statement or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based upon information furnished in writing to the Company by any Purchaser, or (ii) the Losses to such Purchaser occur after the Company has notified such Purchaser in writing of the suspension of the effectiveness of the Registration Statement or any prospectus.  The Company shall notify the Purchasers promptly of the institution, threat or assertion of any proceeding of which the Company is aware that the Company has reason to believe could result in Losses.

12.2

Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the 1933 Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based upon: (x) such Purchaser's failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus used by such Purchaser to sell Shares or Warrant Shares, or any form of prospectus contained in the Registration Statement or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished to the Company by such Purchaser or (ii) to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser, or to the extent that such information relates to such Purchaser or such Purchaser's proposed method of distribution of the Shares or Warrant Shares, or (2) the Losses to the Company occur after the Company has notified such Purchaser in writing of the suspension of the effectiveness of the Registration Statement or any prospectus.

12.3

If any proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Subscription Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.  An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel reasonably satisfactory to the Indemnifying Party at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

12.4

If a claim for indemnification under Section  or  is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

12.5

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

13.

No Variable Rate Transactions.

13.1

 In addition to the limitations set forth herein, from the Closing Date until one (1) year after the Effective Date, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” (as defined below).  The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of the Company’s common stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of the Company’s common stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Company’s common stock.

14.

Costs

14.1

The Purchaser acknowledges and agrees that all costs and expenses incurred by the Purchaser (including any fees and disbursements of any special counsel retained by the Purchaser) relating to the purchase of the Units shall be borne by the Purchaser.

15.

Governing Law

15.1

This Subscription Agreement is governed by the laws of the State of Colorado and the federal laws of the United States applicable therein.  The Purchaser, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the courts of the State of Colorado.

16.

Independent Nature of Purchaser’s Obligations and Rights

16.1

The obligations of each Purchaser under this Subscription Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser.  Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Subscription Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of this Subscription Agreement or it has knowingly waived its right to do so and has proceeded without benefit of counsel.

17.

Survival

17.1

This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Units by the Purchaser pursuant hereto.

18.

Assignment

18.1

This Subscription Agreement is not transferable or assignable.

19.

Severability

19.1

If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

20.

Entire Agreement

20.1

Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Units and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

21.

Notices

21.1

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Purchaser shall be directed to the address on the signature page of this Subscription Agreement and notices to the Company shall be directed to it at Mexoro Minerals Ltd, 609 Granville Street, Suite 880, Vancouver, British Columbia, Canada V7Y 1G5. .

22.

Counterparts and Electronic Means

22.1

This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.  Delivery of an executed copy of this Subscription Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Subscription Agreement as of the date hereinafter set forth.

23.

Amendment and Waiver

23.1

No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

IN WITNESS WHEREOF the Purchaser has duly executed this Subscription Agreement as of the date of acceptance by the Company.

__________________________________

(Number of Units)

(Name of Purchaser – Please type or print)

___________________________________

(Dollar Amount)

(Signature and, if applicable, Office)

(Address of Purchaser)

                                                                              (City, State/Province, Postal Code of Purchaser)

(Country of Purchaser)

A C C E P T A N C E

The above-mentioned Subscription Agreement in respect of the Units is hereby accepted by Mexoro Minerals Ltd

DATED at , the  day of , 2006.

MEXORO MINERALS LTD

Per:

Authorized Signatory